UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 6, 2012

PepsiCo, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-1183	13-1584302
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

700 Anderson Hill Road, Purchase, New York		10577
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-253-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2012, John Compton, President of PepsiCo, Inc. ("PepsiCo" or the "Company"), notified PepsiCo of his decision to resign from the Company, effective later this year.

Effective September 11, 2012, Zein Abdalla, 54, was appointed to the role of President, PepsiCo, reporting to Chairman and Chief Executive Officer Indra K. Nooyi. Mr. Abdalla will oversee PepsiCo’s global category groups (Global Beverages, Global Snacks and Global Nutrition), Global Operations (IT, Global Procurement, Supply Chain and Productivity), Global Marketing Services and Corporate Strategy. Mr. Abdalla was Chief Executive Officer of PepsiCo Europe from November 2009 until his appointment to the role of President. Mr. Abdalla joined PepsiCo in 1995 and has held a variety of senior positions. He has served as General Manager of PepsiCo's European Beverage Business, General Manager Tropicana Europe and Franchise Vice President for Pakistan and the Gulf region. From 2005 to 2008 he led PepsiCo's continental Europe operations. In September 2008 he went on to lead the complete portfolio of PepsiCo businesses in Europe and in 2011 assumed additional responsibility for PepsiCo’s businesses in South Africa. Prior to joining PepsiCo, Mr. Abdalla worked for Mars Incorporated in engineering and manufacturing roles, as well as in sales, marketing, human resources and general management.

Item 7.01 Regulation FD Disclosure.

Effective September 11, 2012, Enderson Guimaraes was appointed Chief Executive Officer, PepsiCo Europe, succeeding Mr. Abdalla. Mr. Guimaraes had previously served as President of PepsiCo’s Global Nutrition Group.

The information in this Item 7.01 is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PepsiCo, Inc.

September 11, 2012	By:	Cynthia A. Nastanski

Name: Cynthia A. Nastanski
Title: Senior Vice President, Corporate Law and Office of the Corporate Secretary